UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2011

Vishay Intertechnology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

63 Lancaster Avenue
Malvern, PA	19355-2143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

As previously announced, Dr. Felix Zandman, the founder, Executive Chairman of the board of directors and Chief Technical and Business Development Officer of Vishay Intertechnology, Inc. (the “Company”), passed away on June 4, 2011.

As a result of Dr. Zandman’s passing, voting control over certain Company shares previously beneficially owned by Dr. Zandman will be transferred to his wife, Mrs. Ruta Zandman, a member of our board of directors, his son, Mr. Marc Zandman, the Executive Chairman of our board of directors, our Chief Business Development Officer, and President of Vishay Israel, and his nephew, Mr. Ziv Shoshani, a member of our board of directors and the President and Chief Executive Officer of Vishay Precision Group, Inc. as joint trustees.

In addition, a voting trust under which Dr. Zandman had voting power over 4,744,482 shares of Class B common stock owned by third parties has terminated. Such shares will remain outstanding as shares of Class B common stock and may be voted by such third parties, subject to the right of Ruta Zandman to direct the voting of 2,402,549 of these shares under a separate voting agreement. The total number of shares of our Class B common stock outstanding remains unchanged at 13,452,549.

Upon completion of all anticipated distributions from Dr. Zandman’s estate:
  Ruta Zandman, Marc Zandman and Ziv Shoshani will share voting power over 51,417 shares of our common stock and 8,616,834 shares of our Class B common stock held in Zandman family trusts;

  Ruta Zandman will have sole voting power over 1,159 shares of our common stock and 2,402,549 shares of our Class B common stock;

  Marc Zandman will have sole voting power over 8,623 shares of our common stock and 1,500 shares of our Class B common stock; and

  Ziv Shoshani will have sole voting power over 3,251 shares of our common stock.
Prior to his passing, directly, through family trusts and as voting trustee under the voting trust arrangement with third parties referred to above, Dr. Zandman had, either on a sole basis or on a shared basis with Ruta Zandman, voting power over approximately 48.1% of the total voting power of our capital stock. As a result of Dr. Zandman’s passing, Ruta Zandman will control, solely or on a shared basis with Marc Zandman and Ziv Shoshani, approximately 39.7% of the total voting power of our capital stock; Marc Zandman will control, on a shared basis with Ruta Zandman and Ziv Shoshani, approximately 31.0% of the total voting power of our capital stock; and Ziv Shoshani will control, on a shared basis with Ruta Zandman and Marc Zandman, approximately 31.0% of the total voting power of our capital stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2011

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ Lior E. Yahalomi

Name: Dr. Lior E. Yahalomi
Title: Executive Vice President and
Chief Financial Officer